UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 6, 2014

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, the Compensation Committee of the Board of Directors of Expedia, Inc. (the “Company”) approved, and on March 7, 2014 the Company entered into, an amendment to the existing employment agreement with Mark Okerstrom, the Company’s Executive Vice President and Chief Financial Officer (the “Amended Employment Agreement”). Mr. Okerstrom’s existing employment agreement was set to expire in October 2014. The Amended Employment Agreement has a three-year term expiring in March 2017 and provides for an increase in Mr. Okerstrom’s annual base salary from $500,000 to $625,000. The remaining material terms of Mr. Okerstrom’s employment were unchanged, including:

Severance. Upon a termination of Mr. Okerstrom’s employment by the Company without Cause (other than by reason of his death or Disability or due to the expiration of the Term) or by Mr. Okerstrom for Good Reason, subject to his execution and non-revocation of a release and compliance with restrictive covenants described below, then:

•	the Company will consider in good faith the payment of a discretionary bonus on a pro rata basis for the year in which termination of employment occurs;

•	contingent upon the satisfaction of any applicable performance conditions, all equity held by Mr. Okerstrom that otherwise would have vested during the 12-month period following termination of employment, will accelerate (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually);

•	Mr. Okerstrom may exercise vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) for 18 months after termination of his employment or through the scheduled expiration date of the options, whichever is earlier; and

•	the Company will continue to pay Mr. Okerstrom’s base salary and will reimburse him for the monthly premiums of group health plan continuation coverage under COBRA, through the longer of the end of the term of his employment agreement or 12 months.

Restrictive Covenants. Mr. Okerstrom will continue to be restricted from competing with the Company and from soliciting employees for a period of 18 months after termination of his employment.

Also on March 6, 2014, in connection with the Compensation Committee’s approval of the Amended Employment Agreement, the Section 16 Committee of the Board of Directors of the Company approved an award to Mr. Okerstrom of options to purchase 50,000 shares of Expedia common stock vesting annually over four years. The exercise price for the stock options is $74.71, the closing price of the Company’s common stock on the date of grant, and each stock option has a seven-year term.

The description of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein. Unless otherwise specified, capitalized terms used above without definition have the meanings set forth in the Amended Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment to the Amended and Restated Employment Agreement between Mark D. Okerstrom and Expedia, Inc., effective March 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: March 7, 2014	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to the Amended and Restated Employment Agreement between Mark D. Okerstrom and Expedia, Inc., effective March 7, 2014.